                            CERTIFICATE OF FORMATION

                                       OF

                               ALLIED SECURITY LLC

     1. The name of the limited liability company is Allied Security LLC.

     2. The address of its registered office in the State of Delaware is 2711
Centerville Road, Suite 400, in the City of Wilmington, County of New Castle.
The name of its registered agent at such address is The Prentice-Hall
Corporation System, Inc.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Formation of ALLIED SECURITY LLC on this 10th day of FEBRUARY, 2003.

                                      ALLIED SECURITY LLC

                                      By: SPECTAGUARD ACQUISITION LLC,
                                      its sole member

                                      By:  /s/ William C. Whitmore
                                           ---------------------------------
                                           Name: William C. Whitmore
                                           Title: President & Chief
                                                  Operating Officer

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